Exhibit 99.1

CMC Materials Announces Stockholder Approval of Merger Agreement with Entegris

Aurora, IL, March 03, 2022 (GLOBE NEWSWIRE) – CMC Materials, Inc. (Nasdaq: CCMP), a leading global supplier of consumable materials primarily to semiconductor manufacturers, announced that at today’s special meeting its stockholders voted to approve the previously announced merger agreement, under which Entegris, Inc. (Nasdaq: ENTG) will acquire CMC Materials in a cash and stock transaction with an enterprise value of approximately $6.5 billion at announcement.

Preliminary voting results indicate that the merger agreement proposal was approved by approximately 84% of the outstanding shares of CMC Materials common stock entitled to vote at the special meeting of stockholders. The final voting results of the special meeting, as tabulated by an independent inspector of elections, will be filed by the company as part of a Form 8-K with the U.S. Securities and Exchange Commission (“SEC”). The transaction is expected to close in the second half of 2022, subject to the satisfaction of customary closing conditions.

ABOUT CMC MATERIALS, INC.

CMC Materials, Inc., headquartered in Aurora, Illinois, is a leading global supplier of consumable materials primarily to semiconductor manufacturers.  The company’s products play a critical role in the production of advanced semiconductor devices, helping to enable the manufacture of smaller, faster and more complex devices by its customers. CMC Materials, Inc. is also a leading provider of performance materials to pipeline operators.  The company's mission is to create value by delivering high-performing and innovative solutions that solve its customers’ challenges.  The company has approximately 2,200 employees globally. For more information about CMC Materials, Inc., visit www.cmcmaterials.com, or contact Colleen Mumford, Vice President, Communications and Marketing, at 630-499-2600.

FORWARD LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1993, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe” “continue,” “could,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements, including statements related to anticipated results of operations, business strategies of Entegris, CMC Materials and the combined company, anticipated benefits of the proposed transaction, the anticipated impact of the proposed transaction on Entegris’ and CMC Materials’ business and future financial and operating results, the expected amount and timing of synergies from the proposed transaction, the anticipated closing date for the proposed transaction and other aspects of CMC Materials’ and Entegris’ operations or operating results, are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Entegris’ and CMC Materials’ control, and could cause actual results to differ materially from those indicated in such forward-looking statements. These factors and risks include, but are not limited to, (i) weakening of global and/or regional economic conditions, generally or specifically in the semiconductor industry, which could decrease the demand for Entegris’ and CMC Materials’ products and solutions; (ii) the parties’ ability to meet rapid demand shifts; (iii) the parties’ ability to continue technological innovation and introduce new products to meet customers’ rapidly changing requirements; (iv) Entegris’ and CMC Materials’ ability to protect and enforce intellectual property rights; (v) operational, political and legal risks of Entegris’ and CMC Materials’ international operations; (vi) the increasing complexity of certain manufacturing processes; (vii) raw material shortages, supply and labor constraints and price increases; (viii) changes in government regulations of the countries in which Entegris and CMC Materials operate; (ix) the fluctuation of currency exchange rates; (x) fluctuations in the market price of Entegris’ stock; (xi) the level of, and obligations associated with, Entegris’ and CMC Materials’ indebtedness; (xii) the impact of public health crises, such as pandemics (including coronavirus (COVID-19)) and epidemics and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets; and (xiii) other risk factors and additional information.  In addition, risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; the prompt and effective integration of Entegris’ businesses and the ability to achieve the anticipated synergies and value-creation contemplated by the proposed transaction; the risk associated with the timing of the closing of the proposed transaction, including the risk that the conditions to the transaction are not satisfied on a timely basis or at all and the failure of the transaction to close for any other reason; the risk that a regulatory consent or authorization that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; unanticipated difficulties or expenditures relating to the transaction, the outcome of any legal proceedings related to the merger, the response and retention of business partners and employees as a result of the announcement and pendency of the transaction; and the diversion of management time on transaction-related issues.  These risks, as well as other risks related to the proposed transaction, are included in the registration statement on Form S-4, as amended, and proxy statement/prospectus that were filed with the SEC in connection with the proposed transaction.  While the list of factors presented here is, and the list of factors to be presented in the registration statement on Form S-4, as amended, and proxy statement/prospectus are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. For a more detailed discussion of such risks and other factors, see Entegris’ and CMC Materials’ filings with the SEC, including under the heading “Risks Factors” in Item 1A of Entegris’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on February 4, 2022, and CMC Materials’ Annual Report on Form 10-K for the fiscal year ended September 30, 2021, which was filed with the SEC on November 12, 2021 and amended by the Form 10-K/A filed with the SEC on January 19, 2022,  CMC Materials’ Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2021, which was filed with the SEC on February 3, 2022, and in other periodic filings, available on the SEC website or www.entegris.com or www.cmcmaterials.com. Entegris and CMC Materials assume no obligation to update any forward-looking statements or information, which speak as of their respective dates, to reflect events or circumstances after the date of this communication, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement.

Contact:
Colleen Mumford
Vice President, Communications and Marketing
CMC Materials, Inc.
(630) 499-2600

Source:  CMC Materials